Exhibit 99.1

For Release: January 24, 2007 Contact: Lisa Razo (802) 865-1838

Merchants Bancshares, Inc. Announces 2006 Results

SOUTH BURLINGTON, VT -Merchants Bancshares, Inc. (NASDAQ: MBVT), the parent company of Merchants Bank, today announced net income of $10.87 million or diluted earnings per share of $1.73 for the year ended December 31, 2006. This compares with net income of $11.90 million or diluted earnings per share of $1.87 for the previous year. Merchants earned $2.83 million or diluted earnings per share of 45 cents for the quarter ended December 31, 2006, compared to net income of $2.93 million or diluted earnings per share of 46 cents for the same quarter of the previous year. The return on average assets was 0.98% for 2006 and 1.00% for the quarter ended December 31, 2006, compared to 1.13% and 1.11%, respectively, for the same periods in 2005. The return on average equity was 16.24% for the year and 16.30% for the fourth quarter of 2006, compared to 18.26% and 18.16%, respectively, for the same periods in 2005. Merchants sold $23 million in securities during 2006 resulting in a pre-tax loss of $464 thousand. The after-tax impact on net income for 2006 was a reduction of $302 thousand, or five cents per share.

Total assets increased $61.72 million to $1.14 billion at December 31, 2006 from $1.08 billion at December 31, 2005. Total loans increased $83.35 million to $689.28 million at December 31, 2006 from the December 31, 2005 balance of $605.93 million. Merchants was successful in acquiring new loan customers as the result of long-term sales efforts and the strength of its Corporate Banking and Community Banking lending teams. This, combined with industry consolidation, changes within certain bank competitors, and pricing requirements, produced opportunities for growth. The majority of loan growth occurred in residential real estate, commercial real estate and construction loans.

Deposits ended the year at $877.35 million, an increase of $22.77 million over the 2005 year-end balance of $854.58 million. Following industry-wide trends, Merchants experienced moderate growth in its transaction account base. Deposit balances have continued to migrate to time categories; time deposits made up 36% of total deposits at December 31, 2006, compared to 29% at December 31, 2005. Time deposit categories have increased $62.55 million over the course of 2006. The short-term CD special category has led the growth, with balances at the end of 2006 at $75.54 million, compared to 2005 year-end balances of $20.92 million. Additionally, Merchants' flexible CD program, offering penalty-free withdrawals, has remained popular with Merchants' customers.

Merchants' investment portfolio decreased $50.89 million during the course of 2006. A portion of that decrease is attributable to the $23 million investment sale mentioned above. The balance is due to Merchants' decision, beginning in the second quarter of this year, to discontinue further investments into the portfolio. Merchants has used current cash flow from the portfolio to fund loan growth and pay off short-term borrowings.

Merchants had great success during 2006 with its new cash management sweep product. This product is priced at a lower cost of funds than other short-term borrowing alternatives and is competitively priced in the marketplace. Balances in this product totaled $86.55 million at December 31, 2006. These funds were used to fund loan growth and pay off short-term FHLB borrowings, leading to a decrease in short-term FHLB borrowings to zero at December 31, 2006

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from $50 million at December 31, 2005. Excess funds raised in this product category have been re-deployed into short-term investments, which have increased to $42 million at December 31, 2006 from zero at December 31, 2005.

Nonperforming assets increased by $592 thousand to $2.96 million at December 31, 2006 from $2.36 million at December 31, 2005. Nonperforming assets as a percentage of total assets were 26 basis points at year-end 2006, compared to 22 basis points at year-end 2005.

At December 31, 2006, the Allowance for Loan Losses (Allowance) stood at $6.91 million, 1.00% of total loans and 256% of nonperforming loans. At December 31, 2005, the Allowance stood at $7.08 million, 1.17% of total loans and 300% of nonperforming loans. Effective March 31, 2006, Merchants transferred the portion of the Allowance related to undisbursed lines of credit to Other Liabilities. The amount of this other liability at December 31, 2006 was $350 thousand. Merchants recorded charge-offs of $63 thousand and recoveries of $261 thousand during 2006. There was no provision for loan losses during 2006 or 2005. Merchants reviews the adequacy of the Allowance on a quarterly basis and deems it adequate under current market conditions.

Merchants' net interest income for the fourth quarter of 2006 was $9.76 million, a decrease of $201 thousand from the fourth quarter of 2005 when net interest income totaled $9.96 million. Net interest income for 2006 was $38.71 million, a decrease of $1.23 million from net interest income for 2005 of $39.94 million. Merchants continued to experience decreases in its net interest margin as the spread between the yield on interest earning assets and the cost of interest bearing liabilities has continued to shrink. Merchants' margin compression is reflective of the extremely competitive market for loans and deposits, as well as the sustained flat to inverted yield curve environment during the last 15-18 months. During 2006 the federal funds rate increased by 100 basis points, while the ten-year Treasury increased by only six basis points. The net interest margin for the fourth quarter was 3.62%, compared to 3.98% for the fourth quarter of 2005. The net interest margin for the full year 2006 was 3.69%, compared to 4.03% for 2005. The average rate paid on Merchants' interest bearing liabilities increased 93 basis points to 2.54% for 2006, compared to 1.61% for 2005. Merchants' non-deposit funding sources experienced the largest rate increase during 2006, increasing 117 basis points to 4.76% for 2006, from 3.59% for 2005. The average rate paid on interest bearing deposits increased 75 basis points to 1.99% for 2006 from 1.24% for 2005. At the same time the average rate earned on Merchants' interest earning assets increased by 47 basis points to 5.91% for 2006, compared to 5.44% for 2005. The average rate earned on the loan portfolio increased 48 basis points to 6.70% for December 31, 2006 from 6.22% for December 2005, and the average rate earned on the investment portfolio increased 32 basis points to 4.61% for December 31, 2006 from 4.29% for December 31, 2005.

Total noninterest income increased $107 thousand to $7.38 million for 2006 from $7.27 million for 2005; and increased $182 thousand to $1.92 million for the fourth quarter of 2006 from $1.74 million for the fourth quarter of 2005. Losses on sales of investments totaled $464 thousand for 2006, compared to $32 thousand for 2005; and losses were $12 thousand for the fourth quarter of 2006, compared to $51 thousand for the fourth quarter of 2005. Excluding losses on sales of investments, total noninterest income increased $143 thousand quarter-over-quarter, and increased $539 thousand year-over-year.

Total noninterest expense increased $120 thousand, or 1.53%, to $7.97 million for the fourth quarter of 2006 from $7.85 million for the fourth quarter of 2005, and increased by $361 thousand, or 1.14%, to $31.91 million from $31.55 million for 2006, compared to 2005. Salaries and benefits expense increased $156 thousand for the fourth quarter of 2006, compared to last

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year, and increased $271 thousand for the full year 2006 compared to 2005. Legal and professional fees for the fourth quarter of 2006 were $712 thousand, a $112 thousand increase over the fourth quarter of 2005; and were $2.43 million for 2006, a $320 thousand increase over 2005. Merchants transitioned its item processing function to an outside provider in mid-2005, reducing its salary and benefits, and occupancy and equipment expenses, but increasing its legal and professional fees.

Mr. Michael Tuttle, President and Chief Executive Officer, and Ms. Janet Spitler, Chief Financial Officer, will host a conference call to discuss these earnings results at 9:30 a.m. Eastern Time on Friday, January 26, 2007. Interested parties may participate in the conference call by dialing (800) 230-1085; the title of the call is Earnings Release Conference Call for Merchants Bancshares, Inc. Participants are asked to call a few minutes prior to register. A replay will be available until noon on February 2, 2007. The U.S. replay dial-in telephone number is (800) 475-6701. The international replay telephone number is (320) 365-3844. The replay access code for both replay telephone numbers is 859449.

The continuing mission of Merchants Bank is to provide Vermonters with a state-wide community bank that blends a strong technology platform with a genuine appreciation for local markets. It fulfills this commitment through a branch-based system that includes 36 community bank offices and 43 ATMs throughout Vermont, Personal Bankers dedicated to top-quality customer service, and streamlined products: FreedomLYNX® Banking, which consists of Free Checking for Life®, a low cost Money Market Account, Free Online Banking and Bill Pay, Overdraft Coverage, Direct Deposit, Free Debit Card and Free Automated Phone Banking; TimeLYNX® Flexible Certificates of Deposit; AutoLYNX Vehicle Loans; HomeLYNX® Home Equity Loans and Lines of Credit; RealLYNX® Residential Mortgages; CommerceLYNX® Business Banking; and Q-LYNX Quick Decision Business Loans. For more information about Merchants Bank, visit mbvt.com. Member FDIC. Equal Housing Lender. Merchants' stock is traded on the NASDAQ National Market system under the symbol MBVT.

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect Merchants' current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause Merchants' actual results to differ significantly from those expressed in any forward-looking statement. Forward-looking statements should not be relied on since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Merchants' control and which could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include changes in general economic conditions in Vermont, changes in interest rates, changes in competitive product and pricing pressures among financial institutions within Merchants' markets, and changes in the financial condition of Merchants' borrowers. The forward-looking statements contained herein represent Merchants' judgment as of the date of this report, and Merchants cautions readers not to place undue reliance on such statements. For further information, please refer to Merchants' reports filed with the Securities and Exchange Commission.

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Merchants Bancshares, Inc.
Financial Highlights
(In thousands except share and per share data)

	12/31/06	09/30/06	12/31/05	09/30/05

Balance Sheets - Period End
Total assets	$1,136,958	$1,126,387	$1,075,236	$1,054,327
Loans	689,283	679,884	605,926	592,990
Allowance for loan losses ("ALL")	6,911	6,858	7,083	7,072
Net loans	682,372	673,026	598,843	585,918
Investment securities	339,573	377,577	390,460	384,351
Fed funds sold and other short term investments	42,000	--	--	--
Other assets	73,013	75,784	85,933	84,058
Deposits	877,352	857,058	854,576	866,062
Short-term borrowings	4,000	24,757	52,988	23,976
Long-term debt	53,863	59,382	55,764	66,199
Securities sold under agreement to repurchase	106,547	89,034	20,000	--
Junior subordinated debentures issued to
Unconsolidated subsidiary trust	20,619	20,619	20,619	20,619
Other liabilities	4,880	5,965	4,892	12,078
Shareholders' equity	69,697	69,572	66,397	65,393
Balance Sheets - Quarter-to-Date Averages
Total assets	$1,130,370	$1,114,216	$1,059,923	$1,051,742
Loans	685,284	660,069	598,159	590,263
Allowance for loan losses	6,882	6,703	7,101	7,445
Net loans	678,402	653,366	591,058	582,818
Investment securities, including Federal Home
Loan Bank stock	358,008	393,738	396,034	394,405
Federal funds sold, securities purchased under agreements
to resell, and interest bearing deposits with banks	26,815	123	58	3,025
Other assets	67,145	66,989	72,773	71,494
Deposits	864,966	863,099	854,591	853,712
Short-term borrowings	4,143	28,944	50,741	31,654
Long-term debt	55,778	50,353	59,365	69,693
Securities sold under agreement to repurchase	108,636	79,426	851	-
Junior subordinated debentures issued to
Unconsolidated subsidiary trust	20,619	20,619	20,619	20,619
Other liabilities	6,710	6,087	9,249	10,157
Shareholders' Equity	69,518	66,309	64,507	65,907
Interest earning assets	1,070,107	1,053,930	994,251	987,693
Interest bearing liabilities	930,485	920,467	863,077	856,333
Ratios and Supplemental Information - Period End
Book value per share	$11.25	$11.12	$10.55	$10.37
Tier I leverage ratio	8.24%	8.37%	8.54%	8.40%
Period end common shares outstanding	6,196,328	6,257,938	6,290,889	6,303,322
Credit Quality - Period End
Nonperforming loans ("NPLs")	$2,698	$2,867	$2,364	$4,062
Nonperforming assets ("NPAs")	2,956	3,179	2,364	4,062
NPLs as a percent of total loans	0.39%	0.42%	0.39%	0.68%
NPAs as a percent of total assets	0.26%	0.28%	0.22%	0.39%
ALL as a percent of NPLs	256%	239%	300%	174%
ALL as a percent of total loans	1.00%	1.01%	1.17%	1.19%

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Merchants Bancshares, Inc.
Financial Highlights
(In thousands except share and per share data)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

Operating Results
Interest income
Interest and fees on loans	$11,682	$9,667	$43,446	$36,627
Interest and dividends on investments	4,564	4,438	18,551	17,182
Total interest income	16,246	14,105	61,997	53,809
Interest expense
Deposits	4,191	2,819	14,669	9,001
Short-term borrowings	1,338	541	5,166	1,528
Long-term debt	956	783	3,454	3,345
Total interest expense	6,485	4,143	23,289	13,874
Net interest income	9,761	9,962	38,708	39,935
Provision for loan losses	--	--	--	--
Net interest income after provision for loan losses	9,761	9,962	38,708	39,935
Noninterest income
Trust Company income	443	413	1,763	1,652
Service charges on deposits	1,096	1,110	4,600	4,456
Loss on sale of investments, net	(12)	(51)	(464)	(32)
Equity in losses of real estate limited partnerships	(399)	(421)	(1,669)	(1,712)
Other noninterest income	796	691	3,148	2,907
Total noninterest income	1,924	1,742	7,378	7,271
Noninterest expense
Salaries and employee benefits	3,964	3,808	16,149	15,878
Occupancy and equipment expenses	1,561	1,432	6,021	6,117
Legal and professional fees	712	600	2,432	2,112
Marketing expenses	407	452	1,455	1,372
Other noninterest expense	1,326	1,558	5,857	6,074
Total noninterest expense	7,970	7,850	31,914	31,553
Income before income taxes	3,715	3,854	14,172	15,653
Income taxes	883	925	3,301	3,751
Net income	$ 2,832	$2,929	$10,871	$11,902
Ratios and Supplemental Information
Weighted average common shares outstanding	6,246,096	6,306,330	6,275,709	6,318,524
Weighted average diluted shares outstanding	6,267,318	6,344,066	6,299,763	6,360,675
Basic earnings per common share	$ 0.45	$ 0.46	$ 1.73	$ 1.88
Diluted earnings per common share	0.45	0.46	1.73	1.87
Return on average assets	1.00%	1.11%	0.98%	1.13%
Return on average shareholders' equity	16.30%	18.16%	16.24%	18.26%
Net interest rate spread	3.26%	3.73%	3.37%	3.82%
Net interest margin	3.62%	3.98%	3.69%	4.03%
Efficiency ratio (1)	64.78%	62.11%	64.35%	61.89%

(1)

The efficiency ratio excludes amortization of intangibles, equity in losses of real estate limited partnerships, OREO expenses, gain/loss on sales of securities, state franchise taxes, and any significant nonrecurring items.

Note:	As of December 31, 2006, the Bank had off-balance sheet liabilities in the form of standby letters of credit to customers in the amount of $6.15 million.

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